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                                                                 EXHIBIT 10.24

                    WARRANT PURCHASE AND EXCHANGE AGREEMENT

        THIS WARRANT PURCHASE AND EXCHANGE AGREEMENT ("Agreement"), dated July 23, 1996, is entered into by and among Bank United Corp., a Delaware corporation ("BUC"), Bank United, a federally chartered savings bank and a wholly owned subsidiary of BUC (the "Bank"), and the Federal Deposit Insurance Corporation, a corporation duly organized and existing under the laws of the United States ("FDIC"), in its capacity as the manager of the FSLIC Resolution Fund ("FRF"). All references herein to FDIC shall be interpreted to mean the FDIC in its capacity as manager of the FRF.

        WHEREAS, pursuant to an agreement (the "Assistance Agreement"), dated December 30, 1988, among the Bank, BUC, certain direct and indirect parent entities of BUC and the Federal Savings and Loan Insurance Corporation (the "FSLIC"), the Bank and the FSLIC entered into a warrant agreement, dated December 30, 1988, as amended December 28, 1993 (the "Warrant Agreement") whereby the Bank issued to the FSLIC warrants (the "Bank Warrants") representing the right to purchase up to 158,823 shares of the Bank's common stock, par value $0.01 per share ("Bank Common Stock");

        WHEREAS, pursuant to the Financial Institutions Reform, Recovery and Enforcement Act of 1989, the FSLIC was abolished and the FRF was established as successor in interest to the FSLIC and the Bank Warrants were transferred from the FSLIC to the FRF.

        WHEREAS, the FDIC wishes to sell to the Bank, and the Bank has agreed to purchase from the FDIC, a certain number of Bank Warrants held by it in exchange for a cash payment from the Bank, and thereafter, to exercise the remaining Bank Warrants held by it for common stock, par value $0.01 per share, of the Bank ("Bank Common Stock");

        WHEREAS, following the exercise of the Bank Warrants, the FDIC wishes to exchange all of the shares of Bank Common Stock held by it for 1,503,560 shares of Class B Common Stock, par value $0.01 per share, of BUC ("Class B Common Stock"), which are convertible upon sale or transfer to unaffiliated third parties into shares of Class A Common Stock, par value $0.01 per share, of BUC ("Class A Common Stock");

        WHEREAS, BUC has filed with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-1 (file number 333-06229) (the "S-1") under the Securities


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Act of 1933, as amended (the "Act") for the initial public offering (the
"Offering") of Class A Common Stock;

        WHEREAS, following receipt of the 1,503,650 shares of Class B Common Stock, the FDIC wishes to enter into a Purchase Agreement with the Underwriters providing for the sale to the Underwriters providing for the sale to the Underwriters in connection with the Offering of all 1,503,560 shares of Class B Common Stock received by the FDIC from BUC;

        NOW, THEREFORE, in consideration of the mutual representations, covenants and promises contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

        For purposes of this Agreement, the terms defined in this Article I shall have the meanings assigned to them herein. Terms defined in the Preamble and the Recitals shall the meanings assigned to them therein.

        1.1.  BANK VALUE means BUC Debt plus BUC Value.

        1.2.  BUC COMMON STOCK means Class A Common Stock and Class B Common
Stock.

        1.3.  BUC DEBT means the $115,000,000 of outstanding senior debt of BUC.

        1.4. BUC VALUE means the Offering Price multiplied by 30,562,262 shares of BUC Common Stock.

        1.5. COST OF CARRY means an amount equal to 55% of the Warrant Value ("Adjusted Warrant Value") minus an amount equal to the present value of such Adjusted Warrant Value discounted over a three year period at an interest rate equal to the Treasury Rates.

        1.6. FDIC SHARES means 1,503,560 shares of Class B Common Stock received by the FDIC from BUC in exchange for its shares of Bank Common Stock.

        1.7. GROSS CASH PAYMENT means the amount equal to the Warrant Value minus the product of the FDIC Shares and the Offering Price.

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        1.8.   IPO CLOSING DATE means the day on which any shares of BUC Common
Stock are sold to the Underwriters in accordance with the terms of the Purchase Agreement in connection with the Offering.

        1.9. NET CASH PAYMENT means the amount equal to the Gross Cash Payment minus the sum of (x) an amount equal to 5.75% of such Gross Cash Payment and (y) Cost of Carry and (z) the aggregate Warrant Price.

        1.10. OFFERING PRICE means the price to public per share of Class A Common Stock sold in the Offering as set forth on the cover page of the final prospectus that forms a part of the S-1.

        1.11. PURCHASE AGREEMENT means the purchase agreement to be entered into among the Bank, BUC, the selling stockholders and the Underwriters with respect to the Offering.

        1.12. REDEMPTION SHARES means the number of whole shares of Bank Common Stock having a value equal to the Net Cash Payment, but less than the number of shares represented by the Bank Warrants held by the FDIC.

        1.13. TREASURY RATE means the rate on a three-year United States Treasury Note on the day before the day on which the Offering Price is determined by the Underwriters as set forth in the Bloomberg Government Pricing Monitor on page "PX5" at 3 p.m. on such day.

        1.14.  UNDERWRITERS means the underwriters for the Offering.

        1.15.   WARRANT VALUE means 5.56% of Bank Value.

                                  ARTICLE II.
                              PURCHASE OF WARRANTS

        SECTION 1. WARRANT PURCHASE. In reliance on the representations, terms, covenants and warranties set forth herein, and subject to the satisfaction or waiver of the conditions set forth herein, on the IPO Closing Date, the FDIC shall sell and deliver to the Bank the certificate representing Bank Warrants to purchase the Redemption Shares, duly endorsed for transfer to the Bank of the number of warrants equivalent in value to the Net Cash Payment and the Bank, in exchange therefor, shall redeem such Bank Warrants and shall pay and deliver to the FDIC the aggregate amount of the Net Cash Payment by wire transfer of immediately available funds to the FDIC (such transactions

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are referred to herein collectively as the "Warrant Purchase"). The Bank shall also return to the FDIC a certificate for Bank Warrants sufficient to satisfy the FDIC's obligations pursuant to Section 1 of Article III hereof.

        SECTION 2. PAYMENT. Payment of the purchase price for, and delivery of the certificates representing the Bank Warrants, shall be made at the offices of Cleary, Gottlieb, Steen and Hamilton, One Liberty Plaza, New York, NY, 10006, or at such other place as shall be agreed upon by the FDIC, the Bank and BUC at 10:00 a.m. Eastern Time.

        SECTION 3. WARRANTS VOID UPON PURCHASE. All Bank Warrants purchased by the Bank pursuant to the Warrant Purchase under Section 1 of this Article II immediately shall become null and void, and all rights and obligations thereunder and all rights and obligations in respect thereof under the Warrant Agreement shall terminate.


                                  ARTICLE III.
                              EXERCISE OF WARRANTS

        SECTION 1. EXERCISE OF WARRANTS. Immediately following the Warrant Purchase, the FDIC shall present and surrender to the Bank the Warrant Certificates (as defined in Section 1 of the Warrant Agreement) evidencing the remaining Bank Warrants held by it, with an amount equal to the aggregate Warrant Price for the purchase of the Bank Common Stock to be purchased made by adjustment on the gross cash payment due the FDIC. The Bank shall immediately deliver to the FDIC stock certificates representing such number of shares of Bank Common Stock as is evidenced by the number of Bank Warrants exercised by the FDIC. The written notice of exercise required to be given prior to the exercise of the Bank Warrants, as specified in the Warrant Agreement, shall be deemed given by this Agreement and no further notice shall be required.

        SECTION 2. EXPENSES. BUC shall pay all expenses, any taxes (other than income taxes) and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates to the FDIC pursuant to
Section 1 of this Article.


                                  ARTICLE IV.
                             EXCHANGE OF SHARES AND



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                              SALE IN THE OFFERING


        SECTION 1. EXCHANGE OF SHARES. Immediately following the consummation of the Warrant Purchase and the exercise of the Bank Warrants and the delivery to the FDIC of the Shares of Bank Common Stock, the FDIC shall sell and deliver to BUC the certificates representing all such shares of Bank Common Stock held by it, duly endorsed for transfer to BUC and BUC, in exchange therefor, shall deliver to the FDIC certificates representing 1,503,560 shares of Class B Common Stock.

        SECTION 2. SALE OF SHARES. Following receipt by the FDIC of 1,503,560 shares of Class B Common Stock pursuant to Section 1 of this Article IV, the FDIC shall execute the Purchase Agreement whereby the FDIC shall agree to sell all of the shares of Class B Common Stock held by it to the Underwriters as set forth in the Purchase Agreement provided that the gross underwriting spread does not exceed 5.75%. The Purchase Agreement shall be in a form reasonably acceptable to the FDIC and the Underwriter. Pursuant to the terms of BUC's Restated Certificate of Incorporation, the shares of Class B Common Stock convert to shares of BUC Class A Common Stock upon such sale to unaffiliated third parties, including the Underwriters.

        SECTION 3. UNDERTAKINGS BY THE FDIC. In connection with the Offering, the FDIC undertakes to provide in a timely manner all such information and materials and take all such action as may reasonably be required in order to permit BUC to comply with all applicable legal requirements and to obtain the acceleration of the effectiveness of the S-1. The FDIC shall not place any liens, pledges, encumbrances, claims or security interests whatsoever, other than those created by this Agreement, on the shares of Class B Common Stock to be received by it from BUC.


                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

        SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE FDIC. The FDIC hereby represents and warrants to BUC and the Bank as follows:

        a. The FRF is the legal and beneficial owner of the Bank Warrants, free and clear of all liens, pledges, encumbrances, claims or security interests whatsoever, other than those created by this Agreement.

        b. The execution and delivery of this Agreement by the FDIC and the consummation of the transactions contemplated


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hereby have been duly and validly authorized. This Agreement has been duly and validly executed and delivered by the FDIC and constitutes its valid and binding obligation.

        c. Neither the execution and delivery of this Agreement, nor the sale or exercise of Bank Warrant by the FDIC, nor the exchange of shares of Bank Common Stock for shares of Class B Common Stock, nor the fulfillment of the terms hereof, has violated or will violate any provision of the federal law as administered by the FDIC or to which the FDIC is subject.

        d. The FDIC has statutory authority to execute this Agreement to sell, transfer and deliver the Bank Warrants and the shares of Bank Common Stock in the manner provided herein, to perform its obligations under this Agreement and to take all actions taken by it in its capacity as manager of the FRF.

        SECTION 2. REPRESENTATIONS AND WARRANTIES OF BUC. BUC hereby represents and warrants to the FDIC as follows:

        a. The execution and delivery of this Agreement by BUC and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of BUC. This Agreement has been duly and validly executed and delivered by BUC and constitutes its valid and binding obligation.

        b. The shares of Class A Common Stock and Class B Common Stock have been validly authorized and reserved for issuance and, when issued, will be validly issued, fully paid and non-assessable.

        c. All governmental and regulatory consents in connection with the transactions contemplated hereby have been obtained by BUC.

        SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE BANK. The Bank hereby represents and warrants to the FDIC as follows:

        a. The execution and delivery of this Agreement by the Bank and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Bank. This Agreement has been duly and validly executed and delivered by the Bank and constitutes its valid and binding obligation.

        b. The shares of Bank Common Stock issuable upon the exercise of the Bank Warrant have been validly authorized and reserved for issuance and, when issued on the exercise of the


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Bank Warrant, will be validly issued, fully paid and nonassessable.

        c. All governmental and regulatory consents in connection with the transactions contemplated hereby have been obtained by the Bank.

                                  ARTICLE VI.
                            TERMINATION; CONDITIONS

        SECTION 1. TERMINATION OF THIS AGREEMENT. This Agreement may be terminated:

        a. at any time prior to the execution of the Purchase Agreement upon the mutual written consent of all of the parties hereto, or

        b. in the event that IPO Closing Date does not occur on or prior to October 31, 1996.

        SECTION 2.  EFFECT OF TERMINATION.

        a. In the event of termination of this Agreement pursuant to Section 1 of this Article VI, this Agreement shall be null and void, the Warrant Agreement and the Bank Warrants shall remain in full force and effect, and the FDIC shall not be obligated to sell the Bank Warrants to the Bank or BUC.

        b. The parties hereto agree that the termination of this Agreement pursuant to Section 1 of this Article VI for any reason whatsoever shall be without liability to any other party hereto.

        SECTION 3. TERMINATION OF WARRANT AGREEMENT. The parties hereto acknowledge and agree that upon the consummation of all of the transactions contemplated hereby on the IPO Closing Date, the Bank Warrants and the Warrant Agreement shall be terminated, and that neither the FDIC, the FRF nor the Bank shall have any further obligation to the other party thereunder.

        SECTION 4. TERMINATION OF PURCHASE AGREEMENT. In the event of termination of the Purchase Agreement by the Underwriters pursuant to the terms of the Purchase Agreement, any transactions effected pursuant to this Agreement shall be null and void, and the Bank Warrant and the Warrant Agreement shall remain in full force and effect.

        SECTION 5. TRANSACTIONS CONTINGENT. The parties hereto understand and agree that the transactions contemplated by this


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Agreement are contingent upon the occurrence of all of the transactions contemplated by this Agreement in the sequence contemplated hereby. In the event all of the transactions contemplated by this Agreement are not completed as set forth herein, any transactions completed pursuant to this Agreement shall be null and void and the Bank Warrant and the Warrant Agreement shall remain in full force and effect.

                               ARTICLE VII.
                              MISCELLANEOUS

        SECTION 1. EXPENSES. Except as otherwise provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

        SECTION 2. FURTHER ASSURANCES. Each of the parties hereto agrees that it shall take or cause to be taken such actions, and execute, deliver and file, or cause to be executed, delivered and filed, such certificates, documents and instruments, and obtain such consents, as may be necessary or reasonably requested in connection with the consummation of the transactions contemplated by this Agreement or in order to effectuate fully the purposes, terms and conditions of this Agreement.

        SECTION 3.  COUNTERPARTS; ENTIRE AGREEMENT.

        a. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

        b. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof, supersedes all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the parties other than those set forth or referred to herein or therein.

        SECTION 4. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, irrespective of the choice of laws principles of the State of New York, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies.
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        SECTION 5.  ASSIGNMENT.  This Agreement shall not be assignable except with the written consent of all of the parties hereto.

        SECTION 6. NO THIRD PARTY BENEFICIARIES; SUCCESSORS. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by any reason of this Agreement. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

        SECTION 7. SEVERABILITY. Any covenant, provision, agreement or term of this Agreement that is prohibited or held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

        SECTION 8. NOTICE. All notices or other communications under this Agreement shall be in writing and shall be deemed to be duly given when (a) delivered in person or (b) deposited in the United States mail or private express mail, postage pre-paid, addressed as follows:

        If to the FDIC, to:     James A. Meyer
                                Assistant Director, Analysis Branch
                                Division of Resolutions
                                Federal Deposit Insurance Corporation
                                550 17th Street N.W., Room F-330
                                Washington, DC 20429

        with a copy to:         Charles A. Fulton, Esq.
                                FDIC Legal Division
                                550 17th Street N.W., Room H-10025
                                Washington, DC 20429

        If to BUC, to:          Barry C. Burkholder
                                50 Charles Lindbergh Blvd., Suite 500
                                Uniondale, NY 11553

        with a copy to:         Jonathan K. Heffron, Esq.
                                3200 Southwest Freeway, Suite 2000
                                Houston, TX 77251

        If to the Bank, to:     Jonathan K. Heffron, Esq.
                                3200 Southwest Freeway, Suite 2000
                                Houston, TX 77251


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        with a copy to:     William F. Bavinger, Esq.
                            Bryan Cave LLP
                            700 13th Street N.W.
                            Washington, DC  20005

Any party may, by notice to the other party, change the address to which such notices are to be given.

        SECTION 9. HEADINGS. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.





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        IN WITNESS WHEREOF, the FDIC, BUC and the Bank have caused this
Agreement to be duly executed as of the day first above written.

                                FEDERAL DEPOSIT INSURANCE CORPORATION


                                By:
                                    -------------------------------
                                Name:
                                Title:


                                BANK UNITED CORP.


                                By:
                                    -------------------------------
                                Name:
                                Title:


                                BANK UNITED


                                By:
                                    -------------------------------
                                Name:
                                Title:




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                                Exhibit 1
                                ---------

Example - Assuming Offering Price of $17.92
- -------------------------------------------

Gross Cash Payment:
Warrant Value less Value of FDIC Shares of BUC
$36,844,711 - $26,943,795 = $9,900,975

Warrant Value:
5.56% of (BUC Senior Debt + (Outstanding Shares of BUC x IPO Price Per Share)) 5.56% x ($115,000,000 + (30,562,262 x $17.92)) = $36,844,771

Value of FDIC Shares of BUC:
FDIC Shares x IPO Price Per Share
1,503,560 x $17.92 = $26,943,795

Net Cash Payment:
Gross Cash Payment Less the Sum of 5.75% of Gross Cash Payment and Cost of Carry $9,900,975 - ($569,306 + $3,535,741) = $5,795,928

5.75% of Gross Cash Payment:
5.75% x $9,900,975 = $569,306

Cost of Carry:
55% of Warrant Value less Present Value of 55% of Warrant Value at the rate on a
    3-Year U.S. Treasury Note on the IPO Pricing Date
(55% x $36,844,771) - (PV of 55% of $36,844,771 @ 6.6%) = $3,535,741

Total Value of FDIC Warrant before Gross Underwriting Spread to Underwriters:
Value of FDIC Shares of BUC + Net Cash Payment
$26,943,795 + $5,795,928 = $32,739,723



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